UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated October 5, 2016, Mr. Marc Carroll notified Black Stone Minerals, L.P. (the “Partnership”) and Black Stone Minerals GP, L.L.C., its general partner (the “General Partner”), of his decision to retire as Senior Vice President and Chief Financial Officer of the General Partner effective November 11, 2016. Mr. Carroll’s decision to retire is not due to any disagreement with the Partnership or the General Partner, including with respect to any matter relating to the Partnership’s or the General Partner’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure

On October 10, 2016, the Partnership issued a press release announcing the retirement of Marc Carroll as Senior Vice President and Chief Financial Officer. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: October 11, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated October 10, 2016

4